    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 2000.
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                        7311                        13-1024020
       (State or other               (Primary Standard              (I.R.S. Employer
jurisdiction of incorporation)          Industrial                Identification No.)
                                Classification Code Number)

                          1271 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10020
                             PHONE: (212) 399-8000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                               NICHOLAS J. CAMERA
               SENIOR VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
                          1271 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10020
                                 (212) 399-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

         MITCHELL S. GENDEL, ESQ.                     RICHARD S. BORISOFF, ESQ.
 THE INTERPUBLIC GROUP OF COMPANIES, INC.     PAUL, WEISS, RIFKIND, WHARTON & GARRISON
        1271 AVENUE OF THE AMERICAS                  1285 AVENUE OF THE AMERICAS
            NEW YORK, NY 10020                         NEW YORK, NY 10019-6064
              (212) 399-8000                               (212) 373-3000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                   TITLE OF EACH CLASS OF                       PROPOSED MAXIMUM AGGREGATE           AMOUNT OF
                SECURITIES TO BE REGISTERED                        OFFERING PRICE(1)(2)         REGISTRATION FEE(2)
Debt Securities.............................................           $500,000,000                  $132,000

(1) Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, in no event will the aggregate initial offering price of the Securities under this registration statement exceed $500,000,000, or if any Securities are issued in any foreign currency units, the U.S. dollar equivalent of $500,000,000. For Debt Securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such Debt Securities.

(2) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION (DATED AUGUST 25, 2000)

PROSPECTUS

                                  $500,000,000
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                DEBT SECURITIES

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

    We intend to offer at one or more times debt securities. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the manner in which we will offer the securities.

                            ------------------------

    The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

               , 2000

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Statement Regarding Forward-Looking Statements..............      4
About this Prospectus.......................................      4
Where You Can Find More Information.........................      4
The Company.................................................      6
Use of Proceeds.............................................      7
Ratio of Earnings to Fixed Charges..........................      8
Description of Debt Securities..............................      9
Plan of Distribution........................................     21
Legal Matters...............................................     22
Experts.....................................................     22

    You should rely only on the information we provide or incorporate by reference in this prospectus and the applicable prospectus supplement, and in any pricing supplement. We have not authorized anyone to provide you with different or additional information. We are offering to sell the securities offered by this prospectus, and seeking offers to buy these securities, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sales of the securities. In this prospectus, "the Company," "Interpublic," "we," "us" and "our" refer to The Interpublic Group of Companies, Inc., a Delaware corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

                 STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus and the documents incorporated by reference contain "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on current expectations, estimates and projections. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements contain potential risks and uncertainties and, therefore, actual results may differ materially. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

    Important factors that may affect these projections or expectations include, but are not limited to:

    - national and regional economic conditions;

    - our ability to attract new clients and retain existing clients;

    - the financial success of our clients;

    - other developments of our clients;

    - developments from changes in the regulatory and legal environment for advertising agencies around the world; and

    - our ability to effectively integrate recent acquisitions.

    Investors should evaluate any statements in light of these important factors.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings with a total offering price not to exceed the amount on the cover page of this prospectus. This prospectus provides you with a general description of the securities we propose to issue. Each time we sell securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that offering. The prospectus supplement and any applicable pricing supplement may also add, update or change information in this prospectus. Please carefully read both this prospectus and any applicable prospectus supplement and pricing supplement together with additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC's website is http://www.sec.gov. You can also inspect reports and other information we file at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information we incorporate by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or

15(d) of the Securities Exchange Act of 1934 prior to the sale of all the securities covered by this prospectus:

    - Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

    - Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

    - Proxy Statement for the 2000 annual meeting of stockholders; and

    - Current Reports on Form 8-K, dated January 24, 2000, February 25, 2000, April 13, 2000, April 20, 2000, July 17, 2000 and July 27, 2000.

    The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in (1) this prospectus or
(2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.

    This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules. For further information on us and our consolidated subsidiaries and the securities we are offering, you may review the information and exhibits in the registration statement. The registration statement and exhibits are also available at the SEC's public reference room or through its website. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

    You may request copies, at no cost, of any or all of the documents referred to above other than those exhibits to such documents which are not specifically incorporated by reference therein. Written or telephone requests should be directed to Thomas J. Volpe, Senior Vice President--Financial Operations, The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, New York 10020, (212) 399-8000.

                                  THE COMPANY

    Our primary businesses are the advertising agency business and related marketing and communications services. We conduct this business globally, using two advertising agency systems noted below, plus a number of stand-alone local agencies:

    - McCann-Erickson WorldGroup

    - Lowe Lintas & Partners Worldwide

    The principal functions of our advertising agencies are to plan and create programs for their clients and to place advertising in various media such as television, cinema, radio, magazines, newspapers, direct mail, outdoor and interactive electronic media. Our advertising agencies develop a communications strategy and then create an advertising program, within the limits imposed by the client's advertising budget, and place orders for space or time with media that have been selected. Planning advertising programs involves:

    - analyzing the market for the particular product or service

    - creating the appropriate advertising campaign to convey the agreed-upon benefit or message

    - choosing the appropriate media to reach the desired market most efficiently

    We conduct other businesses closely related to our advertising business, in part through our ownership of companies as noted below:

    - independent media buying through Initiative Media Worldwide and its affiliates

    - direct and promotional marketing through DraftWorldwide

    - marketing research through NFO Worldwide

    - global public relations through Shandwick International, Golin/Haris International and Weber Public Relations Worldwide

    - internet and e-business consultancy through Zentropy Partners

    - multinational sports and event marketing through Octagon

    - sales meetings and targeted events through Jack Morton Worldwide

    We also conduct related activities in other areas of marketing communications that include:

    - brand equity and corporate identity services

    - graphic design and interactive services

    - management consulting and market research

    - healthcare marketing

    - sales promotion

    - internet services

    - multicultural advertising and promotion

    - other related specialized marketing and communications services

    Our corporate headquarters are located at 1271 Avenue of the Americas, New York, New York 10020 and our telephone number is (212) 399-8000.

                                USE OF PROCEEDS

    We currently intend to use the net proceeds from the sale of any securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes, which may include:

    - repayment of long-term and short-term indebtedness;

    - working capital;

    - securities repurchase programs;

    - investments in, or extensions of credit to, our subsidiaries;

    - financing of possible acquisitions; and

    - other purposes as may be stated in the applicable prospectus supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table shows the ratios of earnings to fixed charges for us and our consolidated subsidiaries for the periods indicated.

                                                                   YEARS ENDED DECEMBER 31,                  SIX MONTHS
                                                     ----------------------------------------------------       ENDED
                                                       1995       1996       1997       1998       1999     JUNE 30, 2000
                                                     --------   --------   --------   --------   --------   -------------
Ratio of earnings to fixed charges.................    3.7x       4.5x       4.4x       4.9x       4.2x         4.3x

    In calculating the ratio of earnings to fixed charges, earnings are the sum of earnings before income taxes plus fixed charges. Fixed charges are the sum of interest on indebtedness, amortization of debt discount and expense and that portion of net rental expense deemed representative of the interest component.

                         DESCRIPTION OF DEBT SECURITIES

    We may issue senior or subordinated debt securities. The senior debt securities will constitute part of our senior debt, will be issued under our Senior Debt Indenture, as defined below, and will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under our Subordinated Debt Indenture, as defined below, and will be subordinate and junior in right of payment, as set forth in the Subordinated Debt Indenture, to all of our "senior indebtedness," which is defined in our Subordinated Debt Indenture. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. We refer to our Senior Debt Indenture and our Subordinated Debt Indenture individually as an "indenture" and collectively as the "indentures." The forms of the indentures are exhibits to the registration statement we filed with the SEC, of which this prospectus is a part.

    We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Where appropriate, we use parentheses to refer you to the particular sections of the applicable indenture. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement. The indentures are substantially identical, except for the provisions relating to our negative pledge and the limitations on sale and lease-back covenants, which are included in the Senior Debt Indenture only, and to subordination.

GENERAL

    The debt securities that may be offered under the indentures are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or in a supplement to the indenture relating to that series.

    The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

    (1) the title of the series of debt securities;

    (2) whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;

    (3) the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

    (4) the date or dates on which principal and premium, if any, on the debt securities will be payable;

    (5) the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

    (6) the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

    (7) the place or places where the debt securities may be exchanged or transferred;

    (8) the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

    (9) the terms and conditions upon which we may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

    (10) the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

    (11) if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

    (12) if we or a holder may elect that payments of principal of, premium, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

    (13) if the amount of payments of principal of, premium, if any, and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

    (14) if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

    (15) any changes or additions to events of default or covenants set forth in the indenture with respect to the debt securities;

    (16) whether the subordination provisions summarized below or different subordination provisions, including a different definition of "senior indebtedness" will apply to any debt securities that are subordinated debt securities;

    (17) any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

    (18) if we will issue the debt securities in whole or in part in the form of global securities; and

    (19) any other terms of the debt securities.

    The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be "original issue discount securities." "Original issue discount securities" will bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. We will describe any United States federal income tax consequences and other special considerations applicable to any such original issue discount securities in the applicable prospectus supplement.

EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

    Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at our office or agency maintained for such purpose in New York and at any other office or agency maintained for that purpose. We will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

    All money paid by us to a paying agent for the payment of principal of, premium, if any, or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to us, and thereafter the holder of the debt security may look only to us for payment of those amounts.

    In the event of any redemption, we will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

GLOBAL DEBT SECURITIES AND BOOK-ENTRY SYSTEM

    The following provisions will apply to the debt securities of any series if the prospectus supplement relating to such series so indicates.

    Unless otherwise indicated in the applicable prospectus supplement, the debt securities of that series will be issued in book-entry form and will be represented by one or more global securities registered in the name of The Depository Trust Company, New York, or its nominee. This means that we will not issue certificates to each holder. Each global security will be issued to DTC, which will keep a computerized record of its participants, such as your broker, whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

    Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

    The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds the securities that its participants deposit. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules that apply to DTC and its participants are on file with the SEC.

    DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant.

    DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

    We will wire payments of principal, premium, if any, and interest to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

    It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

    So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Owners of beneficial interests in a global security (a) will not be entitled to have the debt securities represented by that global security registered in their names, (b) will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and (c) will not be considered the owners or holders of the debt securities under the indenture. We will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

    - DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

    - we determine not to require all of the debt securities of a series to be represented by a global security.

    If we issue debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 and will be issued in registered form only, without coupons.

INDENTURES

    Debt securities that will be senior debt will be issued under a Senior Indenture between us and The Bank of New York, as trustee. We call that indenture, as it may be supplemented from time to time, the Senior Debt Indenture. Debt securities that will be subordinated debt will be issued under a Subordinated Indenture between us and The Bank of New York, as trustee. We call that indenture, as it may be supplemented from time to time, the Subordinated Debt Indenture. We refer to The Bank of New York as the "trustee."

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

    Holders of subordinated debt securities should recognize that contractual provisions in the Subordinated Debt Indenture may prohibit us from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of our senior indebtedness. The Subordinated Debt Indenture defines senior indebtedness as obligations of, or guaranteed or assumed by, Interpublic for borrowed money or evidenced by bonds, debentures, notes or other securities issued under the provisions of an indenture or similar instruments, and amendments, renewals, deferrals, extensions, modifications and refundings of any of, or bonds, debentures, notes or other evidences of indebtedness issued in exchange for, that indebtedness or of those obligations. Nonrecourse obligations, the subordinated debt securities and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness and indebtedness and advances among us and our direct and indirect subsidiaries are not senior indebtedness as defined under the Subordinated Debt Indenture.

    Unless otherwise provided in the applicable prospectus supplement, the subordination provisions of the Subordinated Debt Indenture will apply to subordinated debt securities. The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

    - of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property; or

    - that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist.

COVENANTS

    Except as described below or as otherwise provided in the applicable prospectus supplement with respect to any series of debt securities, we are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indentures do not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, such as a highly leveraged transaction.

    Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the senior debt indenture, which are summarized below, will be applicable to the series of senior debt securities to which the prospectus supplement relates so long as any of the senior debt securities of such series are outstanding. None of the covenants summarized below will be applicable to any series of subordinated debt securities unless noted in the applicable prospectus supplement. Terms used in the description of these covenants are defined under "Definitions Applicable to Covenants" at the end of this section.

    LIMITATIONS ON LIENS. If we or any of our Restricted Subsidiaries incur any Indebtedness secured by an interest in or lien on any of our assets or those of any Restricted Subsidiary, we are required to secure the then-outstanding senior debt securities equally and ratably with, or, at our option, prior to, the Indebtedness. The preceding provisions will not require us to secure the debt securities if the liens consist of either Permitted Liens or liens securing excepted Indebtedness.

    LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS. We and our Restricted Subsidiaries will not sell or transfer any assets with the intention of entering into a lease of the assets for a term of more than three years unless

    - the assets have not been owned by us or any of our Restricted Subsidiaries or have not been in full operation for more than one year prior to the sale or transfer;

    - we or such Restricted Subsidiary could incur Indebtedness secured by a lien on the assets at least equal in amount to the Attributable Debt with respect to the transaction without equally and ratably securing the debt securities under the limitation on liens in the indenture;

    - we apply an amount equal to the value of such assets within 180 days of such sale

      -- to the defeasance or retirement, other than any mandatory retirement, mandatory prepayment or sinking fund payment or by way of payment at maturity, of debt securities or other Indebtedness incurred by us or a Restricted Subsidiary that matures more than one year after the creation of the Indebtedness, or

      -- to the purchase, construction or development of other property;

    - the transaction is between us and any of our Restricted Subsidiaries.

    EXCEPTED INDEBTEDNESS. Notwithstanding the foregoing limitations on liens and sale and lease-back transactions, and without limiting our or any Restricted Subsidiary's ability to issue, incur, create, assume or guarantee Indebtedness secured by Permitted Liens, we or any Restricted Subsidiary will be permitted to incur Indebtedness secured by a lien or may enter into a sale and lease-back transaction, in either case, without regard to the restrictions contained in the preceding two paragraphs, if at the time the Indebtedness is incurred and after giving effect thereto, the sum of (a) the aggregate principal amount of all Indebtedness secured by liens, other than Permitted Liens, or, if less, the fair market value of the property subject to the lien, as determined in good faith by our board of directors and (b) the Attributable Debt of all such sale and lease-back transactions, in each case not otherwise permitted in the preceding two paragraphs, does not exceed 15% of Consolidated Net Worth.

    DEFINITIONS APPLICABLE TO COVENANTS. The term "Attributable Debt" means, with respect to any sale and lease-back transaction, at the time of determination, the lesser of

    - the fair market value of the property subject to the transaction, as determined in good faith by our board of directors;

    - the present value, discounted at the lease's identified or implicit rate of interest, if determinable, of the total net amount of rent (as described below) required to be paid under the lease during the remaining term of the lease, including any renewal term or period for which the lease has been extended; or

    - if the obligation with respect to the sale and lease-back transaction constitutes an obligation that we must classify and account for as a capitalized lease for financial reporting purposes in accordance with GAAP, the amount equal to the capitalized amount of the obligation determined in accordance with GAAP and included in the financial statements of the lessee.

    The term "rent" does not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the net amount of rent will be the lesser of (a) the net amount determined assuming termination upon the first date the lease may be terminated, in which case the net amount will also include the amount of the penalty, but no rent will be considered as required to be paid under the lease subsequent to the first day upon which it may be so terminated and (b) the net amount determined assuming no termination.

    The term "Consolidated Net Worth" means, at any date of determination,

    - our total assets and those of our Subsidiaries, including, without limitation, all items that are treated as intangibles in accordance with GAAP, at such date, less

    - our total liabilities and those of our Subsidiaries, including, without limitation, all deferred taxes, at such date,

in each case determined on a consolidated basis and in accordance with GAAP; provided, however, that the term "Consolidated Net Worth" will not give effect to any cumulative translation adjustments, whether positive or negative, at any such date.

    The term "Indebtedness" means, with respect to any person, without duplication for indebtedness or other obligations of the person, any indebtedness of the person for money borrowed, whether incurred, assumed or guaranteed, and including obligations under capitalized leases.

    The term "Permitted Liens" means

    (1) liens on property or assets acquired or held by us or any of our Restricted Subsidiaries incurred to secure the payment of all or any part of the purchase price of the property or assets or to secure Indebtedness incurred prior to, at the time of, or within 180 days after the acquisition for the purpose of financing all or any part of the purchase price, or liens existing on any property or assets at the time of its acquisition, other than any liens created in contemplation of the acquisition that were not incurred to finance all or any part of the purchase price of the property or assets; provided, however, that the lien does not extend to or cover any property or assets of any character other than the property or assets being acquired;

    (2) liens on property or assets of a person, including any entity, other than us or any of our Restricted Subsidiaries, existing at the time we or our Restricted Subsidiaries purchase or acquire the property or asset, provided, however, that the liens were not created in contemplation of the purchase or other acquisition and do not extend to any property or assets other than those so purchased or otherwise acquired;

    (3) liens affecting property or assets of a person, other than us or any of our Restricted Subsidiaries, existing at the time the person merges into or consolidates with us or a Restricted Subsidiary or becomes a Restricted Subsidiary or at the time of sale, lease or other disposition of the property or assets as an entirety or substantially as an entirety to us or a Restricted Subsidiary, provided, however, that the liens were not created in contemplation of the merger, consolidation or acquisition and do not extend to any property or assets other than those of the person so merged into or consolidated with, or acquired by, us or such Restricted Subsidiary;

    (4) liens to secure Indebtedness owing by a Restricted Subsidiary to us or to a Restricted Subsidiary;

    (5) liens existing on the date of initial issuance of the debt securities of a particular series;

    (6) liens in favor of the United States or any of its States, territories or possessions, or the District of Columbia, or any department, agency, instrumentality or political subdivision of any of those political entities, to secure partial, progress, advance or other payments;

    (7) liens on any property to secure all or part of the cost of its alteration, repair or improvement or Indebtedness incurred to provide funds for this purpose in a principal amount not exceeding the cost of the improvements or construction;

    (8) purchase money liens on personal property;

    (9) liens created in connection with capitalized lease obligations, but only to the extent that such liens encumber property financed by such capital lease obligation and the principal component of such capitalized lease obligation is not increased;

    (10) liens on property arising in connection with a securities repurchase transaction;

    (11) liens, including judgment liens, arising in connection with legal proceedings, taxes, fees, assessments or other governmental charges, so long as such proceedings, taxes, fees, assessments or other governmental charges are being contested in good faith and, in the case of judgment liens, execution on the liens is stayed and for which we have established any reserves required in accordance with GAAP;

    (12) carriers', warehousemen's, mechanics', landlords', materialmens', repairmens' or other similar liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or are being contested in good faith by appropriate proceedings diligently pursued, provided, however, that

       - any proceedings commenced for the enforcement of the liens have been stayed or suspended within 30 days after their commencement, and

       - provision for the payment of the liens has been made on our books to the extent required by GAAP;

    (13) easements, rights-of-way, zoning restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the underlying property or interfere with the ordinary conduct of our business or that of any Restricted Subsidiary;

    (14) pledges or deposits to secure obligations under workers' compensation laws or other similar legislation, other than in respect of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or to secure public or statutory obligations;

    (15) liens securing the performance of, or payment in respect of, bids, tenders, government contracts, other than for the repayment of borrowed money, surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

    (16) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of the lessor or sublessor may be subject that is incurred in the ordinary course of business; and

    (17) extensions, renewals, refinancings or replacements of any lien referred to in the above items; provided, however, that any liens permitted by any of the above items do not extend to or cover any of our property or that of the Restricted Subsidiary, as the case may be, other than the property specified in these items and improvements to that property.

    The term "Restricted Subsidiary" means any Subsidiary which meets any of the following conditions:

    - our and our other Subsidiaries' investments in and advances to the Subsidiary exceed 10% of our total assets and those of our subsidiaries consolidated as of the end of the most recently completed fiscal year;

    - our and our other Subsidiaries' proportionate share of the total assets, after intercompany eliminations, of the Subsidiary exceed 10% of our total assets and those of our subsidiaries consolidated as of the end of the most recently completed fiscal year; or

    - our and our other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles of the Subsidiary exceeds 10% of our income and that of our subsidiaries consolidated for the most recently completed fiscal year.

    The term "Subsidiary" means, with respect to any person, including any entity, any corporation, partnership, joint venture, limited or unlimited liability company, trust or estate of which, or in which, more than 50% of:

    - the issued and outstanding shares of capital stock having voting power, under ordinary circumstances, to elect directors of the corporation, irrespective of whether at the time shares of capital stock of any other class or classes of the corporation have or might have voting power upon the occurrence of any contingency;

    - the interest in the capital or profits of the limited or unlimited liability company, partnership or joint venture; or

    - the beneficial interest in the trust or estate,

is at the time, directly or indirectly, owned by the person, by the person and one or more of its other Subsidiaries or by one or more of the person's other Subsidiaries.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    We may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless

    - we are the continuing corporation or the person, if other than us, formed by such consolidation or with which or into which we are merged or the person to which all or substantially all our properties and assets are conveyed, transferred or leased is a corporation organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes our obligations under the debt securities and each indenture; and

    - immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

    If we consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of our property and assets as described in the preceding paragraph, the successor corporation shall succeed to and be substituted for us, and may exercise our rights and powers under the indentures, and thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the indentures and all outstanding debt securities.

EVENTS OF DEFAULT

    Unless otherwise specified in the applicable prospectus supplement, "events of default" under each indenture with respect to debt securities of any series will include:

    (1) default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

    (2) default in the payment of principal of or premium on any debt security of that series when due;

    (3) default in the deposit of any sinking fund payment on that series when due;

    (4) failure to comply with any of our other agreements contained in the indenture for a period of 60 days after notice to us by the trustee or by the holders of at least 25% in principal amount of the debt securities of that series;

    (5) occurrence of an event of default within the meaning of another mortgage, indenture or debt instrument under which there may be issued any of our Indebtedness, other than the debt securities of such series, in an amount in excess of $20,000,000 and which results in the Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and we have not cured the default in payment or the acceleration is not rescinded or annulled within 10 days after written notice to us from the trustee or to us and to the trustee from the holders of at least 25% in principal amount of the outstanding debt securities of that series; provided, however, that if, prior to a declaration of acceleration of the maturity of the debt securities of that series or the entry of judgment in favor of the trustee in a suit pursuant to the applicable indenture, the default has been remedied or cured by us or waived by the holders of the Indebtedness, then the event of default will be deemed likewise to have been remedied, cured or waived; and

    (6) certain events of bankruptcy, insolvency or reorganization with respect to us and our Restricted Subsidiaries.

    No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to us, necessarily constitutes an event of default with respect to any other series of debt securities.

    In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

    If there is a continuing event of default, the trustee or the holders of at least 25% in principal amount of the debt securities of an affected series may require us to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. In the case of an event of default resulting from events of bankruptcy, insolvency or reorganization with respect to Interpublic (but not our subsidiaries), the principal, or such specified amount, of and interest on all debt securities of that series will become immediately payable without any act on the part of the trustee or any holder of debt securities. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind our obligation to accelerate repayment and may waive past defaults, except a default in payment of the principal of and premium, if any, and interest on any debt security of that series and some covenant defaults under the terms of that series.

    Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

    No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or for the appointment of a receiver or trustee, or for any other remedy under each indenture unless:

    - the holder shall have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series, and

    - the holders of at least 25% in principal amount of the debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the debt securities of that series a direction inconsistent with the request and has failed to institute the proceeding within 60 days.

    Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

    Each indenture requires us to furnish to the trustee annually a certificate as to our compliance with such indenture.

MODIFICATION OF THE INDENTURES

    Each indenture permits us and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities

    (1) to evidence the succession of another corporation and the assumption of our covenants under such indenture and the debt securities;

    (2) to add to our covenants or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

    (3) to cure any ambiguity, defect or inconsistency; and

    (4) for other purposes as described in each indenture.

    Each indenture also permits us and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may

    (1) change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;

    (2) reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the redemption, repurchase or repayment of any debt security, or change the manner in which the amount of any of the foregoing is determined;

    (3) reduce the amount of principal payable upon acceleration of maturity;

    (4) change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

    (5) reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults;

    (6) change our obligation with respect to the redemption provisions of the indenture in a manner adverse to the holder; or

    (7) modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

    The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, our compliance with some restrictive provisions of the indentures.

    We may not amend the Subordinated Debt Indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

DEFEASANCE AND COVENANT DEFEASANCE

    We may elect either

    - to be discharged from all our obligations in respect of debt securities of any series, except for our obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we will refer to this discharge as "defeasance"), or

    - to be released from our obligations to comply with some restrictive covenants applicable to the debt securities of any series (we will refer to this release as "covenant defeasance");

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. We may establish such a trust only if, among other things, we have received an opinion of counsel to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

    We may exercise the defeasance option with respect to debt securities notwithstanding our prior exercise of the covenant defeasance option. If we exercise the defeasance option, payment of the debt securities may not be accelerated because of a default. If we exercise the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

REGARDING THE TRUSTEE

    The Bank of New York will serve as trustee under both indentures. The Bank of New York currently serves as trustee under other of our debt instruments.

    Each indenture contains limitations on the rights of the trustee, should the trustee become our creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

                              PLAN OF DISTRIBUTION

    We may sell the securities being offered by this prospectus in three ways:
(1) through agents, (2) through underwriters and (3) through dealers.

    We may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act") and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

    If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

    If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

    Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent--in each case, less other expenses attributable to issuance and distribution.

    Each issue of debt securities will be a new issue of securities with no established trading market. It has not been established whether the underwriters, if any, of the securities will make a market in the debt securities. If a market in the debt securities is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of the debt securities.

    In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

    If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement. Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

    If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

    Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

    Certain underwriters or agents have engaged in transactions with and performed various investment banking and other services for Interpublic in the past, and may do so from time to time in the future.

    Interpublic has performed advertising services for certain underwriters or agents in the past, and may do so from time to time in the future.

                                 LEGAL MATTERS

    The validity of the securities offered will be passed upon for Interpublic by Nicholas J. Camera, Esq., Senior Vice President, General Counsel and Secretary of Interpublic.

                                    EXPERTS

    The consolidated financial statements of Interpublic and its subsidiaries incorporated in this prospectus by reference to Interpublic's Current Report on Form 8-K dated July 17, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, and, insofar as it relates to the financial statements (not separately presented in Interpublic's Current Report on Form 8-K dated July 17, 2000) of Hill, Holliday, Connors, Cosmopulus, Inc., International Public Relations plc and The MBL Group Plc for the year ended December 31, 1997, and NFO Worldwide Inc. for the years ended December 31, 1999 and 1998 and for each of the years in the three year period ended December 31, 1999, each a wholly-owned subsidiary of Interpublic, the reports of Ernst & Young LLP, Ernst & Young, Soteriou Banerji and Arthur Andersen LLP, respectively, given on the authority of said firms as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee), all of which will be borne by the registrant, are as follows:

Registration Fee............................................  $132,000
Trustee's and Transfer Agent's Fees and Expenses............  $ 45,000
Printing and Engraving Fees.................................  $ 50,000
Legal Fees and Expenses.....................................  $100,000
Blue Sky Fees and Expenses..................................  $ 15,000
Accounting Fees and Expenses................................  $ 15,000
Rating Agency Fees..........................................  $100,000
Miscellaneous Expenses......................................  $ 10,000
                                                              --------
                                                              $467,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of Title 8 of the General Corporation Law of the State of Delaware ("GCL") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 of the GCL further provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

    The Company's by-laws contain specific authority for indemnification by the Company of current and former directors, officers, employees or agents of the Company on terms that have been derived from Section 145 of Title 8 of the GCL.

    The Company maintains policies of insurance under which the Company and its directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against loss arising from any claim which may be made against the Company or any director or officer of the Company by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in their respective capacities.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       EXHIBIT
       NUMBER                              DESCRIPTION OF EXHIBIT
---------------------                      ----------------------
         1.1            Form of Underwriting Agreement.

         4.1            Form of Senior Debt Indenture

         4.2            Form of Subordinated Debt Indenture

         4.3            Form of Senior Debt Security (included in Exhibit 4.1).

         4.4            Form of Subordinated Debt Security (included in Exhibit
                        4.2).

         5.1 Opinion of Nicholas J. Camera, Esq. as to the legality of the securities registered hereunder.

        12.1 Statement regarding computation of ratio of earnings to fixed charges.

        23.1            Consent of PricewaterhouseCoopers LLP (relating to financial statements of The Interpublic Group of Companies, Inc.)

        23.2 Consent of Ernst & Young LLP (relating to financial statements of Hill, Holliday, Connors, Cosmopulos, Inc.
                        included in the financial statements of The Interpublic
                        Group of Companies, Inc.)

        23.3            Consent of Ernst & Young (relating to financial statements of Interpublic Public Relations plc included in the
                        financial statements of The Interpublic Group of Companies,
                        Inc.)

        23.4            Consent of Arthur Andersen LLP (relating to financial
                        statements of NFO Worldwide, Inc. included in the financial statements of The Interpublic Group of Companies, Inc.)

        23.5 Consent of Soteriou Banerji (relating to financial statements of The MBL Group Plc included in the financial statements of The interpublic Group of Companies, Inc.)

        23.6            Consent of Nicholas J. Camera, Esq. (included in
                        Exhibit 5.1).

        24.1            Power of Attorney (included on signature page)

        25.1            Statement of Eligibility of Trustee on Form T-1.

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment to this registration statement any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 25, 2000.

                                                       THE INTERPUBLIC GROUP OF COMPANIES, INC.

                                                       By:            /s/ NICHOLAS J. CAMERA
                                                            -----------------------------------------
                                                                        Nicholas J. Camera
                                                                      SENIOR VICE PRESIDENT,
                                                                  GENERAL COUNSEL AND SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicholas J. Camera his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this registration statement or amendments (including post-effective amendments) thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes and he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the following capacities on the 25th day of August, 2000.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
              /s/ PHILIP H. GEIER, JR.                 Chairman of the Board, Chief Executive Officer
     -------------------------------------------       (Principal Executive Officer) and Director
                Philip H. Geier, Jr.

                   /s/ SEAN F. ORR                     Executive Vice President, Chief Financial
     -------------------------------------------       Officer (Principal Financial Officer) and
                     Sean F. Orr                       Director

               /s/ JOHN J. DOONER, JR.                 President, Chief Operating Officer and
     -------------------------------------------       Director
                 John J. Dooner, Jr.

                 /s/ FREDERICK MOLZ                    Vice President and Controller (Principal
     -------------------------------------------       Accounting Officer)
                   Frederick Molz

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ FRANK J. BORELLI                   Director
     -------------------------------------------
                  Frank J. Borelli

                /s/ REGINALD K. BRACK                  Director
     -------------------------------------------
                  Reginald K. Brack

                /s/ JILL M. CONSIDINE                  Director
     -------------------------------------------
                  Jill M. Considine

                 /s/ JAMES R. HEEKIN                   Director
     -------------------------------------------
                   James R. Heekin

                  /s/ FRANK B. LOWE                    Director
     -------------------------------------------
                    Frank B. Lowe

                /s/ MICHAEL A. MILES                   Director
     -------------------------------------------
                  Michael A. Miles

                /s/ J. PHILLIP SAMPER                  Director
     -------------------------------------------
                  J. Phillip Samper

                               INDEX TO EXHIBITS

       EXHIBIT
       NUMBER               DESCRIPTION OF EXHIBIT
---------------------       ----------------------
         1.1                Form of Underwriting Agreement
         4.1                Form of Senior Debt Indenture
         4.2                Form of Subordinated Debt Indenture
         5.1                Opinion of Nicholas J. Camera, Esq.
        12.1                Statement regarding computation of ratio of earnings to
                            fixed charges
        23.1                Consent of PricewaterhouseCoopers LLP
        23.2                Consent of Ernst & Young LLP
        23.3                Consent of Ernst & Young
        23.4                Consent of Arthur Andersen LLP
        23.5                Consent of Soteriou Banerji
        25.1                Statement of Eligibility of Trustee on Form T-1